EXHIBIT 99.3

Transdel Pharmaceuticals, Inc.

Unaudited Pro Forma Combined Financial Statements

Contents	Page
Introduction to Unaudited Pro Forma Combined Financial Statements	1

Unaudited Pro Forma Combined Balance Sheet as of June 30, 2007	2

Notes to Unaudited Pro Forma Combined Balance Sheet	3

Transdel Pharmaceuticals, Inc.

Introduction to Unaudited Pro Forma Combined Financial Statements

The following unaudited pro forma combined balance sheet is presented to illustrate the estimated effects of the merger of Trans-Pharma Corporation (“Trans-Pharma”) into a newly formed subsidiary of Transdel Pharmaceuticals, Inc (the “Merger”), where Trans-Pharma would become a wholly-owned subsidiary of Transdel Pharmaceuticals, Inc. (“Transdel”).

We have derived our unaudited combined balance sheet as of June 30, 2007 from Trans-Pharma’s and Transdel’s financial statements at June 30, 2007 (unaudited) and May 31, 2007, respectively. A pro forma combined statement of operations is not presented as during the year ended May 31, 2007, Transdel incurred an insignificant amount of expenses and providing effect of the Merger as of January 1, 2007 would not materially change Trans-Pharma’s results of the unaudited six months ended June 30, 2007 (except for the $1.5 million recognition of interest expense related to debt discount on the convertible notes payable) or the year-ended December 31, 2006.

The unaudited pro forma combined balance sheet as of June 30, 2007 assumes the Merger was consummated on June 30, 2007. The information presented in the unaudited pro forma combined balance sheet does not purport to represent what our financial position or results of operations would have been had the Merger occurred as of the date indicated, nor is it indicative of our future financial position or results of operations for any period. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined.

The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. The unaudited pro forma combined balance sheet should be read in conjunction with the accompanying notes and assumptions and the historical financial statements and related notes of Trans-Pharma and Transdel.

Transdel Pharmaceuticals, Inc.

Proforma Combined Balance Sheet

As of June 30, 2007 (unaudited)

	Trans-Pharma Corporation	Transdel Pharmaceuticals, Inc.	Pro Forma		Pro Forma Balances
	June 30, 2007	May 31, 2007	Adjustments		June 30, 2007
	(unaudited)	(audited)
Assets

Current assets:
Cash	$1,398,870	$16,982	$3,819,185	(1)	$5,235,037
Prepaid expenses	37,022	8,250	(8,250)	(2)	37,022
Total Assets	$1,435,892	$25,232	$3,810,935		$5,272,059

Liabilities and Stockholders' Deficit

Current liabilities:
Accounts payable	$146,969	$-	$-		$146,969
Accrued expenses	-	3,880	(3,880)	(2)	-
Accrued interest	7,738	-	(7,738)	(3)	-
Accrued payroll	28,571	-	-		28,571
Notes payable	1,500,000	-	(1,500,000)	(3)	-
Total current liabilities	1,683,278	3,880	(1,511,618)		175,540

Stockholders' Deficit
Common stock	49,900	1,600	(38,298)	(4)	13,202
Additional paid in capital	2,885,408	79,600	6,801,003	(5)	9,766,011
Deficit accumulated during the development stage	(3,182,694)	(59,848)	(1,440,152)	(6)	(4,682,694)
Total Stockholders' Deficit	(247,386)	21,352	5,322,553		5,096,519

Total Liabilities and Stockholders' Deficit	$1,435,892	$25,232	$3,810,935		$5,272,059

Transdel Pharmaceuticals, Inc.

Notes to Unaudited Pro Forma Combined Balance Sheet

As of June 30, 2007 (unaudited)

Note 1. Merger Transaction

On September 17, 2007, Transdel Pharmaceuticals, Inc., a Delaware corporation (“Transdel”), entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) by and among Transdel, Trans-Pharma Corporation, a privately held Nevada corporation (“Trans-Pharma”), and Trans-Pharma Acquisition Corp., a newly formed, wholly-owned Delaware subsidiary of Transdel (“Acquisition Sub”). Upon closing of the Merger transaction contemplated under the Merger Agreement (the “Merger”), Acquisition Sub merged with and into Trans-Pharma, and Trans-Pharma, as the surviving corporation, became a wholly-owned subsidiary of Transdel.

Pursuant to the terms and conditions of the Merger Agreement:

•
At the closing of the Merger, each share of Trans-Pharma’s common stock issued and outstanding immediately prior to the closing of the Merger was exchanged for the right to receive 0.15625 of one share of Transdel’s common stock. As of June 30, 2007, 7,797,000 shares of Transdel’s common stock, would have been issued to the holders of Trans-Pharma’s common stock.

•
Immediately following the closing of the Merger, $1.5 million of convertible notes of Trans-Pharma (the “Notes”), plus all unpaid accrued interest, were assumed by Transdel and subsequently converted into 1,507,738 shares  (as of  June 30, 2007) of Transdel’s common stock.

•
Immediately following the closing of the Merger, under the terms of an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (“Split-Off Agreement”), Transdel transferred all of its pre-Merger assets and liabilities to its wholly-owned subsidiary, Bywater Resources Holdings, Inc. (“SplitCo”). Thereafter pursuant to a Split-Off Agreement, Transdel transferred all of its outstanding capital stock of SplitCo to a major stockholder of Transdel in exchange for cancellation of 5,550,007 shares of Transdel’s common stock held by such stockholder (the “Split-Off”), which left 1,849,993 shares of Transdel’s common stock held by existing stockholders of Transdel. (Prior to the Merger, Transdel completed a 0.4625 for 1 reverse common stock split that reduced the outstanding shares from 16.0 million to 7.4 million). These shares constituted the part of Transdel’s “public float” prior to the Merger that will continue to represent the shares of Transdel’s common stock eligible for resale without further registration by the holders thereof.

•
In connection with the closing of the Merger, Transdel issued 40.94 units in a private placement (the “Private Placement”), consisting of an aggregate of 2,046,834 shares of Transdel’s common stock and five-year warrants to purchase an aggregate of an additional 511,708 shares of common stock at an initial cash exercise price of $4.00 per share and an initial cashless exercise price of $5.00 per share, at $100,000 per unit. Also, additional warrants to purchase 33,750 shares of common stock were issued to placement agents in connection with the Private Placement.

Transdel Pharmaceutical, Inc.

Notes to Unaudited Pro Forma Combined Balance Sheets (continued)

As of June 30, 2007 (unaudited)

Note 2. Pro Forma Adjustments

(1)

Issuance of common stock, less commissions and expenses of $257,500	$3,836,167
To reflect the distribution of certain assets and liabilities upon closing of the Merger	(16,982)
$3,819,185

(2) – To reflect the distribution of certain assets and liabilities upon closing of the Merger.

(3) – To reflect the conversion of notes payable and accrued interest into common stock.

(4)

To reflect change in par value of Transdel common stock to $0.001 from $0.0001 for 16,000,000 shares	$14,400
To reflect the Transdel reverse stock split (1 for .4625 shares) which occurred prior to closing of the Merger resulting in the reduction of 8,600,000 shares	(8,600)
To reflect the cancellation of 5,550,007 shares upon the closing of the Merger.	(5,550)
To reflect the issuance of common stock related to the conversion of notes payable and accrued interest	1,508
Issuance of common stock, 2,046,834 shares	2,047
Conversion of Trans-Pharma common stock to Transdel common stock (49,900,000 - 7,796,875 (49,900,000 shares x 0.15625) = 42,103,125 shares)	(42,103)
$(38,298)

Transdel Pharmaceutical, Inc.

Notes to Unaudited Pro Forma Combined Balance Sheets (continued)

As of June 30, 2007 (unaudited)

Note 2. Pro Forma Adjustments (continued)

(5)

To reflect change in par value of Transdel common stock to $0.001 from $0.0001 for 16,000,000 shares	$(14,400)
To reflect the Transdel reverse stock split (1 for .4625 shares) which occurred prior to closing of Merger resulting in the reduction of 8,600,000 shares	8,600
To reflect the cancellation of 5,550,007 shares upon the closing of the Merger.	5,550
To reflect the distribution of certain assets and liabilities of Transdel upon closing of the Merger.	(21,352)
Issuance of common stock, 2,046,834 shares with gross proceeds of $4,093,667 less commissions and expenses of $257,500	3,834,120
To recapitalize Transdel’s retained earnings for the Merger	(59,848)
To reflect the issuance of common stock related to the conversion of notes payable and accrued interest (Notes and accrued interest of $1,507,738 less par value of $1,508)	1,506,230
Recognition of interest expense related to debt discount on the convertible notes payable	1,500,000
Conversion of Trans-Pharma common stock to Transdel common stock (49,900,000 - 7,796,875 (49,900,000 shares x 0.15625) = 42,103,125 shares)	42,103
$6,801,003

(6)

Recapitalize Transdel’s retained earnings for the Merger	$59,848
Recognition of interest expense related to debt discount on the convertible notes payable	(1,500,000)
$(1,440,152)